UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )
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OPTION CARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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485 HALF DAY ROAD
SUITE 300
BUFFALO GROVE, ILLINOIS 60089

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Meeting”) of Option Care, Inc. (“Option Care” or the “Company”). The Meeting will be held at the Company’s Corporate Offices at 485 Half Day Road, Suite 300, Buffalo Grove, Illinois, on Friday, May 4, 2007, at 10:00 a.m., local time.

At the Meeting, you will be asked (a) to elect one director to hold office for a three-year term; (b) to approve the adoption of the Option Care, Inc. 2007 Incentive Plan, replacing the expiring Amended and Restated Stock Incentive Plan (1997); (c) to ratify the appointment of Ernst & Young LLP to act as independent registered public accounting firm of the Company for the fiscal year 2007; and (d) to transact any other business as may properly come before the Meeting and any adjournments or postponements of the Meeting.

Option Care’s Board of Directors (the “Board”) unanimously recommends that you vote FOR the nominee for election as director, FOR the approval and adoption of the Option Care, Inc. 2007 Incentive Plan, and FOR appointment of Ernst & Young LLP to act as independent registered public accounting firm of the Company for the fiscal year 2007.

In the materials accompanying this letter, you will find a Notice of the Meeting, a Proxy Statement relating to the proposals you will be asked to consider and vote upon at the Meeting, and a Proxy Card. The Proxy Statement includes general information regarding Option Care as well as additional information relating to the specific proposals you will be asked to consider and vote upon at the Meeting. Also enclosed with the proxy materials is Option Care’s Annual Report to Stockholders for the year ended December 31, 2006.

All stockholders are invited to attend the Meeting in person. However, whether or not you plan to attend the Meeting, please complete, sign and date the Proxy Card enclosed herewith and promptly return it to Option Care in the enclosed envelope we have provided for that purpose or follow the Internet or telephone voting instructions on the Proxy Card. If you attend the Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the Meeting.

Sincerely,

/s/ RAJAT RAI

Rajat Rai
President and Chief Executive Officer
April 2, 2007

485 HALF DAY ROAD
SUITE 300
BUFFALO GROVE, ILLINOIS 60089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2007

To the Holders of the Common Stock of
Option Care, Inc.

The Annual Meeting of Stockholders (the “Meeting”) of Option Care, Inc., a Delaware corporation (“Option Care” or the “Company”), will be held at the Company’s Corporate Offices at 485 Half Day Road, Suite 300, Buffalo Grove, Illinois 60089 on May 4, 2007 beginning at 10:00 a.m., local time. The Company’s Board of Directors has fixed the close of business on March 21, 2007 as the Record Date for the determination of stockholders entitled to receive notice of and to vote at the Meeting and any adjournments or postponements of the Meeting. At the Meeting, you will be asked to consider and vote upon the following:

1.	To elect one (1) director to hold office for a term of three years or until his successor shall have been duly elected and qualified;

2.	To approve the adoption of the Option Care, Inc. 2007 Incentive Plan, replacing the expiring Amended and Restated Stock Incentive Plan (1997);

3.	To ratify the appointment of Ernst & Young LLP to act as independent registered public accounting firm of the Company for fiscal year 2007; and

4.	To consider and act upon such other business as may properly come before the Meeting or any adjournments or postponements of the Meeting.

Each of the matters identified above are discussed in detail in the Proxy Statement attached to this Notice. We encourage you to read the Proxy Statement carefully.

It is extremely important that your shares are voted at the Meeting. To ensure that your shares are voted at the Meeting please complete, sign and date the enclosed proxy card and return it as promptly as possible in the enclosed return envelope we have provided for that purpose or by following the Internet or telephone voting instructions on the proxy card. No postage is required to return the proxy card in the enclosed envelope if mailed in the United States. You may revoke a previously given proxy in the event you change your mind after you return the proxy card to the Company. The delivery of a later dated proxy card to the Company will revoke any previously given proxy. In addition, you may revoke a previously given proxy by attending the Meeting and voting your shares in person.

By Order of the Board of Directors.

/s/ JOSEPH P. BONACCORSI

Senior Vice President, Secretary and General Counsel
April 2, 2007
Buffalo Grove, Illinois

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2007

485 HALF DAY ROAD
SUITE 300
BUFFALO GROVE, ILLINOIS 60089

PROXY STATEMENT

ANNUAL STOCKHOLDERS’ MEETING

TO BE HELD MAY 4, 2007

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Option Care, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on Friday, May 4, 2007, at 10:00 a.m., local time, at the Company’s Corporate Offices at 485 Half Day Road, Suite 300, Buffalo Grove, Illinois, 60089 and any adjournments or postponements thereof.

The Notice of Annual Meeting to which this Proxy Statement is attached lists the matters which the Company intends to propose for consideration at the Meeting and these matters are discussed in detail later in this Proxy Statement. Other than the matters listed in the Notice of Annual Meeting and discussed herein, the Board does not currently intend, nor does it know of anyone else who intends, to present any other matter for consideration at the Meeting.

All proxies evidenced by a properly completed and returned Proxy Card will be voted in accordance with the instructions set forth in the Proxy Card. If no choice is specified, proxies will be voted “FOR” the election of the nominee for director proposed by the Board of Directors as set forth in Proposal 1, “FOR” the adoption of the Option Care, Inc. 2007 Incentive Plan, replacing the expiring Amended and Restated Stock Incentive Plan (1997) as set forth in Proposal 2 and “FOR” ratification of the appointment of Ernst & Young LLP to act as independent registered public accounting firm of the Company for fiscal year 2007 as set forth in Proposal 3. If any other matters properly come before the Meeting, the persons named as proxies in the Proxy Card will be authorized to vote or otherwise act on these matters using their judgment and discretion; provided, however, that proxies directing a vote against a proposal may not be voted for a proposal to adjourn the Meeting to permit further solicitation in favor of the original proposal. A stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company another proxy bearing a later date, by submitting written notice of such revocation to the Secretary of the Company, or by personally appearing at the Meeting and casting a contrary vote. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

The representation in person or by proxy of at least a majority of the shares entitled to vote at the Meeting is necessary to constitute a quorum. Assuming the requisite numbers of shares are represented at the Meeting, each proposal will be voted on separately and the vote required to approve each proposal is described below. A plurality of the votes cast is required for the election of directors, which means that the nominee with the highest vote total will be elected as director. As a result, abstentions and broker “non-votes” do not have an effect on the results of the vote for the election of directors. The affirmative vote of a majority of the shares represented at the Meeting in person or by proxy is required to approve all other matters to be voted on. Abstentions are treated as votes against these matters. Broker “non-votes” will have no effect on the result of the vote for these matters.

Each share of Common Stock is entitled to one vote for each of the proposals identified in this Proxy Statement. The close of business on March 21, 2007 has been fixed as the Record Date for the determination of the holders of our Common Stock entitled to notice of and to vote at the Annual Meeting. On March 21, 2007, there were 34,492,905 shares of Common Stock outstanding and entitled to vote. This Proxy Statement, together with the enclosed Notice of Meeting and Proxy Card, were mailed beginning on or about April 2, 2007 to all record owners of the Company’s Common Stock as of the Record Date.

PROPOSAL 1. ELECTION OF DIRECTOR
(Proposal 1 on the Proxy Card)

In accordance with the Company’s By-laws, the size of the Board of Directors has been fixed at seven members. The Board of Directors is divided into three classes, with two classes having two seats each and one class having three seats. Every year one class is elected to a three-year term. The class currently up for election contains one director and one vacancy. Despite this vacancy, you may not vote for more than one director.

The Nominating and Corporate Governance Committee recommended to the Board of Directors, and the Board of Directors approved, Jerome Sheldon as the Company’s nominee for election at the meeting to a three-year term as a director of the Company. Mr. Sheldon has advised the Board of Directors that he is willing to serve if elected as a director of the Company. However, if prior to the Meeting, the Board of Directors makes a good faith determination that Mr. Sheldon is unable or unwilling to serve as a director, any proxy marked “FOR” this proposal will include a vote for a substitute nominee selected by the Board of Directors.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote “FOR” the Company’s nominee for election as a director of the Company.

INFORMATION CONCERNING OFFICERS AND DIRECTORS

Officers and Directors

The following table identifies the nominee for election a director of the Company, each continuing director and each executive officer of the Company. The information in this table is as of March 21, 2007.

			Has Served
			Continuously
Name	Age	Positions or Offices with the Company	Since

Nominee with Term Ending in 2010
Jerome F. Sheldon	71	Director	1991
—open—
Directors with Terms Ending in 2009
Kenneth S. Abramowitz	56	Director	2002
John N. Kapoor, Ph.D	63	Chairman of the Board of Directors	1990
Rajat Rai	40	Director, President and Chief Executive Officer	2001
Directors with Terms Ending in 2008
Edward A. Blechschmidt	54	Director	2005
Leo Henikoff, M.D.	67	Director	2001
Executive Officers
Joseph P. Bonaccorsi	42	Senior Vice President, Secretary and General Counsel	2002
Paul Mastrapa	42	Senior Vice President and Chief Financial Officer	2002

Nominee

Jerome F. Sheldon  has served as a director since November 1991. Mr. Sheldon was founder, Chairman and Chief Executive Officer of Lamar Snowboards, a manufacturer and distributor of snowboard products, from August 1991 until his retirement in July 1998. Mr. Sheldon was President and Chief Executive Officer of Medicine Shoppe International, Inc., a franchisor of retail pharmacies, from March 1980 to June 1990, and was a director of this company from March 1980 to February 1991. Mr. Sheldon has served as Chairman of the Board of First Dental Health since 1998.

Continuing Directors

Kenneth S. Abramowitz  has served as a director since September 2002. Mr. Abramowitz is a Managing General Partner and co-founder of New Global Network (NGN) Capital, a $250 million worldwide healthcare venture capital fund. Mr. Abramowitz served at The Carlyle Group from 2001 to 2003 as a Managing Director for the Healthcare Team, focused on U.S. buyout opportunities in the healthcare industry. Prior to that, Mr. Abramowitz worked as an Analyst at Sanford C. Bernstein & Company where he covered the medical supply, hospital management and Health Maintenance Organization (HMO) industries for 23 years. Mr. Abramowitz currently sits on the Board of Directors of EKOS Corporation, OptiScan Biomedical Corporation, Power Medical Interventions, Inc., Sightline Technologies Ltd., and Small Bone Innovations, LLC.

John N. Kapoor, Ph.D.,  is the Chairman of the Company’s Board of Directors, a position he has held since October 1990. Dr. Kapoor served as the Company’s Chief Executive Officer from August 1993 to April 1996 and from June 2000 to March 2001. Dr. Kapoor also served as the Company’s President from August 1993 through October 1993 and from January 1995 through February 1996 and as Chief Executive Officer and President from March 1991 to May 1991. Since 1990, Dr. Kapoor has served as President of EJ Financial Enterprises, Inc., a provider of funds and strategic advice and consulting services to health care companies that are in the early stages of their lifecycle and display high growth potential. Dr. Kapoor is Chairman of the Board of Directors of each of Introgen Therapeutics Inc., Akorn, Inc. and NeoPharm, Inc.

Rajat Rai  has served as a director since May 2001 and as the Company’s Chief Executive Officer since April 2001. Mr. Rai served as President of the Company from June 2000 through May 2003, and since June 2006. Prior to that, Mr. Rai held various positions with the Company since August 1992, including Chief Operating Officer from August 1999 to April 2001.

Edward A. Blechschmidt  was appointed to the Board of Directors in November 2005. He is currently serving as acting chief executive of Novelis, having been appointed to this position Janaury 2, 2007. He has been a director of Novelis since June 2006. Mr. Blechschmidt was chairman, chief executive officer and president of Gentiva Health Services, Inc. from March 2000 until his retirement in June 2002. He remained a director until May 2005. Prior to joining Gentiva, Mr. Blechschmidt served as chief executive officer and a director of Olsten Corporation, the conglomerate from which Gentiva was spun off and taken public. He was also president of Olsten Corporation from October 1998 to March 1999. In addition, he served as president and chief executive officer of Siemens Nixdorf Americas and Siemens Pyramid Technologies from July 1996 to October 1998. Prior to these positions, Mr. Blechschmidt spent more than 20 years with Unisys Corporation, including serving as its chief financial officer. He is currently a director of HealthSouth Corp., Lionbridge Technologies, Inc., and Columbia Laboratories, Inc.

Leo Henikoff, M.D.,  has served as a director since November 2001. Dr. Henikoff has served as a Professor of Internal Medicine and Pediatrics at Rush-Medical College since July 1984 and President Emeritus of Rush University in Chicago, Illinois since February 2002. From July 1984 to February 2002, Dr. Henikoff served as President and Chief Executive Officer of Rush-Presbyterian-St. Luke’s Medical Center in Chicago, Illinois; President and Chairman of the Rush System of Health, a six-hospital system in the Chicago area; and President of Rush University. Dr. Henikoff is also currently a director of Harris Financial Corporation and Sentry Insurance.

Information Concerning the Board of Directors

During the year ended December 31, 2006, the Company’s Board of Directors met 8 times, including four regularly scheduled meetings and four special meetings. During 2006, each director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of which he was a member. The Company does not have a formal policy with respect to director attendance at annual meetings. All continuing directors and nominees for director attended the Company’s 2006 Annual Meeting of Stockholders. The Company is actively seeking a qualified candidate to fill one remaining vacancy on the Board in the class with term to expire in 2010. At this time, the Nominating and Corporate Governance Committee has not identified a suitable candidate.

Standing Committees

To better and more efficiently discharge its fiduciary duties to stockholders, the Board has delegated special responsibility and authority with respect to various matters to committees, each of which should have a minimum of three members drawn from the full Board of Directors. The standing committees of the Board include the Audit Committee, the Compensation and Stock Incentive Committee (the “Compensation Committee”), and the Nominating and Corporate Governance Committee. The Board has adopted a charter for each committee. These charters are available at the Company’s website, www.optioncare.com.

Audit Committee.  The Audit Committee has complete authority over the selection, direction and compensation of the Company’s independent registered public accounting firm. This authority extends to establishing the scope of the audit, determining compensation, approving all non-audit services and monitoring auditor independence. The Audit Committee has assumed formal responsibility for final approval of the Company’s critical accounting policies and for monitoring the continued propriety of the methods employed by the Company in connection with significant estimates and accruals. The Audit Committee also participates in, oversees and has other involvement with numerous processes designed to enhance the quality of the Company’s financial information, including the Company’s internal controls. The Audit Committee reviews all financial disclosure documents and discusses these documents with both management and the Company’s independent registered public accounting firm prior to public release. Finally, the Audit Committee monitors the Company’s adherence to the Company’s corporate compliance program and general corporate policies. Throughout 2006, the members of the Audit Committee were Messrs. Abramowitz and Sheldon and Dr. Henikoff. Each member of the Audit Committee is independent as that term is defined by the listing standards of the Nasdaq Stock Market, LLC. The Board has determined that Mr. Abramowitz satisfies the requirements for an “audit committee financial expert” under the current rules of the Securities and Exchange Commission. The Audit Committee met five times during 2006.

Compensation and Stock Incentive Committee.  Although primary authority to establish and review performance standards and set compensation levels below the senior officer level has been delegated to the Company’s Chief Executive Officer, his decisions remain subject to oversight and review by the Compensation and Stock Incentive Committee (“Compensation Committee”). The function of the Compensation Committee is to determine the annual salary, bonus and other benefits of selected senior officers of the Company and establish and review, as appropriate, performance standards under compensation programs for senior officers. The Compensation Committee also serves as administrator for the Company’s Amended and Restated Stock Incentive Plan (1997) and will serve as administrator of the Option Care, Inc. 2007 Incentive Plan, if approved by the stockholders at the Meeting. Throughout 2006, the members of the Compensation Committee were Dr. Henikoff and Mr. Sheldon. In February 2006, Mr. Blechschmidt was appointed to also serve on the Compensation Committee. Each member of the Compensation Committee is an independent director as defined in the listing standards of The Nasdaq Stock Market. The Compensation Committee met a total of four times during 2006.

Nominating and Corporate Governance Committee.  The members of the Nominating and Corporate Governance Committee are Messrs. Abramowitz and Sheldon and Dr. Henikoff. The purpose of the committee is to assist the Board of Directors in identifying qualified individuals to become board members, nominating directors to serve on and to chair the Board committees, periodically reviewing director compensation and benefits, and improving the Company’s corporate governance guidelines. Each member of the Nominating and Corporate Governance Committee is an independent director as defined by the listing standards of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee met two times during 2006.

Director Nominee Criteria and Process

The Board of Directors is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee believes that the criteria for director nominees should ensure effective corporate governance, support the Company’s strategies and businesses, account for individual director attributes and the effect of the overall mix of those attributes on the Board’s effectiveness, and support the successful recruitment of qualified candidates to the Board.

Qualified candidates for director are those who, in the judgment of the Nominating and Corporate Governance Committee, possess all of the personal attributes and a sufficient mix of experience as described below to assure effective service on the Board. Personal attributes of a Board candidate considered by the Nominating and Corporate Governance Committee include: leadership, personal ethics, independence, interpersonal skills and effectiveness. The experience of a Board candidate considered by the Nominating and Corporate Governance Committee include: financial acumen, general business experience, industry knowledge, diversity of view points, special business experience and expertise.

The Nominating and Corporate Governance Committee may receive recommendations for Board candidates from various sources, including recommendations from directors, executive officers and stockholders. A stockholder wishing to nominate a candidate for election to the Board at the annual meeting is required to give written notice to the Secretary of the Company of his or her intention to make a nomination. To be considered timely, such notice shall be delivered to or mailed to and received by the Secretary not less than 60 days and not more than 90 days before the first anniversary of the preceding year’s annual meeting, provided, however, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. A stockholder’s notice to the Secretary shall contain, for each person nominated for election or reelection as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Such information shall include, but not be limited to, the nominee’s name, age and qualifications for serving as director, including relevant experience and education background, and the nominee’s written consent to being named in the proxy statements as a nominee and to serving as a director if elected. In addition, the stockholder giving notice must provide his or her name and address, and the name and address of such beneficial owner, if any, on whose behalf the proposal is made, as well as the number of shares of the Company’s common stock that are owned beneficially and of record by such stockholder and such beneficial owner.

Stockholder Communications to Directors

Any stockholder interested in communicating with the Board of Directors as a group, or an individual member of the Board of Directors, may do so by writing c/o Joseph P. Bonaccorsi, Senior Vice President, Secretary and General Counsel, Option Care, Inc., 485 Half Day Road, Suite 300, Buffalo Grove, Illinois 60089. All communications to the Board of Directors or a specified individual director will be provided to the Board of Directors, or the specified individual director, at the next Board meeting following receipt of the communication. However, if the Secretary determines the nature of the communication requires the immediate attention of the Board of Directors or the specified individual director, the communication will be provided as soon as reasonably possible. Such correspondence will not be screened and will be forwarded in its entirety.

Executive Officers

Joseph P. Bonaccorsi  joined Option Care in January 2002 as Senior Vice President, Secretary and General Counsel. Prior to joining Option Care, Mr. Bonaccorsi was a partner at the Chicago law firm of Sanchez & Daniels, where he practiced from 1993 to 2001.

Paul Mastrapa  rejoined Option Care, Inc. as a Senior Vice President and Chief Financial Officer in February 2002. Previously, Mr. Mastrapa held key senior level positions responsible for the financial management, business development, and operations of several healthcare service companies. Mr. Mastrapa founded and served as Chief Executive Officer for AdvoLife, a venture capital-backed provider of private pay chronic care management services to seniors, leading the company to profitability. In 1991, Mr. Mastrapa joined Option Care, where he supported the IPO process, acquisitions, and financial management needs of the company during the early 1990’s. He began his career at Ernst & Young LLP in Chicago.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the amount of Common Stock beneficially owned, as of March 21, 2007, by (i) each director of the Company, (ii) each nominee for election as a director of the Company, (iii) each named executive officer, (iv) all directors and executive officers of the Company as a group and (v) any person who is known by us to beneficially own 5% or more of our Common Stock.

		Percent of Outstanding
	Number of Shares	Common Stock
Name and Address(1)	Beneficially Owned(2)	Beneficially Owned(3)

Rao Akella(4)	4,263,878	11.9%
FMR Corporation(5)	3,415,694	9.5%
John N. Kapoor, Ph.D.(6)	3,305,173	9.2%
Wellington Management Company, LLP(7)	3,151,275	8.8%
Lord Abbett & Co., LLC(8)	2,888,488	8.0%
Mellon Financial Corporation(9)	2,540,184	7.1%
Fiduciary Management, Inc.(10)	2,335,950	6.5%
Rajat Rai	975,580	2.7%
Kenneth S. Abramowitz	105,563	*
Edward A. Blechschmidt	65,000	*
Joseph P. Bonaccorsi	81,340	*
Leo Henikoff, M.D.	118,126	*
Paul Mastrapa	195,917	*
Jerome F. Sheldon	73,125	*
All directors and executive officers as a group (8 persons)	4,919,824	13.7%

*	Less than 1%

(1)	Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his or her name. The address for each person is 485 Half Day Road, Suite 300, Buffalo Grove, Illinois, 60089.

(2)	Includes the following shares that such persons may acquire upon the exercise of options exercisable within 60 days of March 21, 2007: Mr. Abramowitz—104,063 shares; Mr. Blechschmidt—60,000 shares; Mr. Bonaccorsi—70,313 shares; Dr. Henikoff—118,126 shares; Mr. Mastrapa—194,766 shares; Mr. Rai—884,246 shares; Mr. Sheldon—30,000 shares; and all directors and executive officers as a group—1,461,514 shares.

(3)	The percentage calculations for beneficial ownership are based upon 34,492,905 shares of Common Stock issued and outstanding as of March 21, 2007 plus for each person or group, the number of shares of Common Stock subject to options exercisable currently or within 60 days after March 21, 2007 by such person or group.

(4)	Consists of shares controlled by Rao Akella as sole trustee for various trusts created for members of the John N. Kapoor family. Rao Akella is serving as third party trustee administering matters related to the trusts, and John N. Kapoor, Ph.D. has no voting or dispositive control over the shares of Common Stock held by the trusts. The address of this person is c/o E.J. Financial Enterprises, Inc., 225 East Deerpath, Suite 250, Lake Forest, IL 60045. This information was derived solely from a Schedule 13G filed with the Securities and Exchange Commission by such trustee dated July 31, 2006.

(5)	The address of FMR Corporation is 82 Devonshire Street, Boston, Massachusetts, 02109. This information was derived from a Schedule 13G/A filed with the Securities and Exchange Commission by such holder to disclose its beneficial ownership of the Company’s common stock as of December 31, 2006.

(6)	Includes: 1,905,213 shares owned by E.J. Financial/OCI Management, L.P., of which Pharma Nevada, Inc., a company for which Dr. Kapoor is the sole director and president, is the general partner; 952,381 shares owned by the Kapoor Family Partnership, L.P., of which Dr. Kapoor is the sole general partner; and 447,579 shares owned by the John N. Kapoor Trust dated September 20, 1989, of which Dr. Kapoor is the sole trustee and sole current beneficiary.

(7)	The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts, 02109. This information was derived from a Schedule 13G filed with the Securities and Exchange Commission by such holder to disclose its beneficial ownership of the Company’s common stock as of December 31, 2006.

(8)	The address of Lord, Abbett & Co., LLC is 90 Hudson Street, 11th Floor, Jersey City, New Jersey, 07302. This information was derived from a Schedule 13G filed with the Securities and Exchange Commission by such holder to disclose its beneficial ownership of the Company’s common stock as of December 31, 2006.

(9)	The address of Mellon Financial Corporation is One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania, 15258. This information was derived from a Schedule 13G filed with the Securities and Exchange Commission by such holder to disclose its beneficial ownership of the Company’s common stock as of December 31, 2006.

(10)	The address of Fiduciary Management, Inc. is 100 East Wisconsin Avenue, Suite 2200, Milwaukee, Wisconsin, 53202. This information was derived from a Schedule 13G filed with the Securities and Exchange Commission by such holder to disclose its beneficial ownership of the Company’s common stock as of December 31, 2006.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

Compensation Governance

The Compensation and Stock Incentive Plan Committee of our Board of Directors (the “Committee” or “Compensation Committee”) is responsible for guiding and overseeing the formulation and application of the compensation and benefit program for our executive officers. The purposes of the Committee are (i) to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s Chief Executive Officer and other executives, (ii) to produce and annual report on executive compensation for discussion and analysis for inclusion in the Company’s annual proxy statement and (iii) to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock incentive plans. The Committee is also responsible for administering the Company’s Amended and Restated Stock Incentive Plan (1997).

General Philosophy

The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value. We seek to attract and retain talent and knowledge in the organization, specific to our industry, while rewarding key employees for contributions in the achievement of corporate and individual goals. To achieve this goal, we compensate our senior management through a mix of base salary, cash bonus and equity compensation designed to be competitive with comparable employers and to align management’s incentives with the long-term interests of our stockholders.

For our executive officers, participation in an incentive compensation plan (cash bonus and stock options) is designed to reward company-wide performance, as well as individual contributions. Measurement of company-wide performance is primarily based on the Company’s internal targets and benchmarked against industry performance levels. Accordingly, in years in which performance targets and company performance levels are achieved or exceeded, executive compensation may be higher than in years in which performance is below expectations.

Targeted Overall Compensation

In evaluating actual compensation levels for executive officers, the Committee reviews all elements of the program—salary, bonuses (cash and stock) and stock options—in total rather than any one element in isolation. Base annual salary and bonus are considered the short-term incentive of overall compensation, whereas the awarding of stock options is viewed as a long-term incentive. Severance and Change of Control benefits are not factored into the decision regarding overall compensation plans. The Committee compares these compensation components to those that it establishes as its “peer group” for these purposes. The peer group consists of similar-sized and geographically positioned companies that have business operations in the healthcare industry including home health care infusion and specialty pharmacy operations. Overall compensation of each executive officer is evaluated against that of similarly situated executives in the peer group, considering the overall scope of the executive’s individual and geographic responsibilities. This evaluation is conducted using a software database from the Economic Research Institute, which inputs a variety of surveys, proxy information and other sources outlining the market for various positions (including CEO, CFO, and Chief Legal Counsel) within the industry within specific geographic and revenue parameters. In making compensation determinations for executive officers, the Committee also considers recommendations of the Chief Executive Officer (other than with respect to his own compensation). Individual compensation of our executive officers is comprised of three elements: base salary, cash bonus and stock options.

Base salary.  Base salary provides the opportunity for our executive officers to earn a portion of their compensation without being subject to the risk of Company performance. Base salary for each executive officer is determined by the Committee annually by evaluating the executive’s length of service, as well as his level of position, at the Company. The Committee may change base salary year-to-year as a result of promotions, individual performance, peer group trend changes, competitive conditions and internal considerations such a changes in the executive’s overall responsibility.

In July 2006, as part of an overall review, the position and performance of our President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Senior Vice President, Secretary and General Counsel (“SVP/GC”) was conducted. The position of the CEO was evaluated and compared peers of like companies and an adjustment to his yearly base salary was made from $360,000 to $400,000, effective July 2006. Mr. Rai’s compensation for this period was based on his overall scope of financial and operational responsibilities and his past and anticipated future performance in meeting overall business objectives of the Company, particularly in the areas of executing the short term and long range business strategy. His base salary is below midpoint in comparison to other CEO’s of similarly sized healthcare companies in the peer group.

Our Chief Financial Officer (CFO) is responsible for the overall financial structure of the organization, as well as to assist with raising working capital for the organization. Evaluation of our CFO’s individual accomplishments and responsibilities was conducted in July 2006, resulting in the Committee raising his annual base salary from $250,000 to $275,000, which falls at approximately midpoint in comparison of other peers in like industries. Finally, our Senior Vice President/Chief General Counsel (SVP/GC) is responsible for guiding management in identifying the critical legal issues and identifying the greatest opportunity for minimizing risks and maximizing profits in business transactions and contract negotiations. He was evaluated for his accomplishments and responsibilities in assisting in achieving the organizational goals, resulting in raising his annual base salary from $244,000 to $265,000. Again, his base salary is at or below midpoint in comparison to peers in like industries.

Bonuses.  The Committee believes that a significant portion of each executive officer’s annual compensation should be paid in the form of cash bonuses that are tied to performance objectives set for the Company and the individual. Bonuses are paid as a percentage of base salary and weighted on achievement of Company and individual objectives to drive achievement within each area. Although performance goals are typically the primary consideration in determining bonuses, from time-to-time we have used and will use other goals as well.

When setting the maximum level of bonus compensation available for an executive officer, the Committee considers the level of position at the Company, as well as other competitive information. For 2006, the Committee established maximums and payouts for the named executive officers as follows:

		Final Payout is Based Upon:
	Bonus	Company	Individual
Named Executive Officer	as a % of Salary	Objectives	Objectives
Rajat Rai	60%	50%	50%
Joe Bonaccorsi	40%	50%	50%
Paul Mastrapa	40%	50%	50%

If the weighted average result relative to Company objectives is less than 75%, the maximum bonus payout an executive can receive is 50% of the target bonus, even if all individual objectives are met.

For 2006, company and individual objectives for our CEO, CFO, SVP/GC included:

1.	Secure and implement the Specialty Pharmacy Services Agreement with Blue Cross/Blue Shield of Michigan and the Blue Cross network.

2.	Complete the targeted acquisitions, resulting in geographic expansion and market consolidation.

3.	Achieve revenue, net income and operating cash flow targets.

4.	Achieve an increase in shareholder return.

The compensation committee gave consideration to these achievements in determining executive compensation for 2006. Taking into account the recommendation of the Compensation Committee, the independent directors of our Board of Directors made the final determination regarding bonuses to be paid under the 2006 bonus program in 2007. For 2006 the CEO, CFO and SVP/GC were determined to have achieved 90% of their individual objectives. The bonuses paid to the executives are outlined in the Summary Compensation Table.

For 2007, In evaluating annual bonuses, the Committee will examine earnings per share, sales growth and operating results as well as subjective factors relating to performance of management objectives. The committee recognizes the achievement of these objectives, will lead to the increase in shareholder value. The earnings factors are compared with designated Company performance goals, prior years’ performance and performance of other companies in the industry. Accordingly, the Company believes it is important that its performance be compared to that of overall industry growth metrics in order to demonstrate the impact of management’s objectives and performance.

Stock options.  Where base salaries and cash bonuses typically focus on short-term compensation and performance, stock options and other equity incentives encourage executive officer retention and provide long-term incentives for executives to create shareholder value. Historically, the primary form of equity compensation that we have awarded consists of non-qualified stock options. Long term incentives are considered as part of total compensation and are awarded based upon the level of position within the organization and upon the assumption of the growth of the organization or division within the Company. Stock options may be granted to executive officers on an annual basis, coinciding with their regular annual compensation review, in order to enhance the link between shareholder value creation and executive pay. The exercise price of stock options is set at the Company’s closing stock price on the date of grant. Accordingly, stock options have value only if the stock price appreciates following the date the options are granted.

The 2006 stock option grants to named executive officers have a seven year life expiration with a four year vesting schedule. This approach focuses the executive on the creation of shareholder value over the long term and encourages equity ownership in the Company.

At present there is no specific targeted policy mix between current and long term compensation using stock options as an incentive. From time to time; the Company may elect to utilize the grant of stock options based upon overall Company performance and/or in lieu of cash bonuses.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis for the fiscal year ended December 31, 2006 with the Company’s management. Based on this review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2007 Proxy Statement.

Submitted by the Compensation Committee:

Edward A. Blechschmidt (Chairman)
Leo Henikoff, M.D.
Jerome F. Sheldon

Executive Compensation

The following table presents summary information concerning 2006 compensation awarded or paid to, or earned by, (i) the Company’s President and Chief Executive Officer, (ii) the Company’s Chief Financial Officer and (iii) the other most highly compensated executive officers for the year 2006.

Summary Compensation Table

						All Other
Name and Principal				Stock Awards	Option Awards	Compensation
Positions	Year	Salary ($)	Bonus ($)	($)	($)(*)	($) (1)	Total ($)

Rajat Rai	2006	$380,000	$108,000	$0	$266,481	$14,805	$769,286
President and Chief Executive Officer

Joseph P. Bonaccorsi	2006	$254,500	$45,000	$0	$144,129	$11,756	$455,385
Senior Vice President, Secretary and General Counsel

Paul Mastrapa	2006	$262,500	$50,000	$0	$177,333	$11,916	$501,249
Senior Vice President and Chief Financial Officer

Richard M. Smith,	2006	$153,910	$0	$0	$0	$47,750	$201,660
President and Chief Operating Officer

*	Valuation of Stock Options is determined assuming fully vested options utilizing the Black Scholes calculation.

The only form of Stock Awards is stock options, which are included in the above table (Summary Compensation Table).

(1)	Other compensation for Mr. Rai, Mr. Bonaccorsi and Mr. Mastrapa consists of the employer match on the 401K and car allowance. Other compensation for Mr. Smith consists of car allowance through May 31, 2006 and payment for providing consulting services after his transition from the company. See also “Employment Agreements and Severance Benefits” below for a description of our employment agreements with Mr. Rai, Mr. Mastrapa, Mr. Bonaccorsi and Mr. Smith.

The following table sets forth certain information about outstanding equity awards held at December 31, 2006 by the executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal 2006 Year-End

	Option Awards
			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying	Option
	Unexercised	Unexercised	Unexercised	Exercise	Option
	Options (#)	Options (#)	Unearned	Price	Expiration
Name	Exercisable	Unexercisable	Options (#)	($)	Date

Rajat Rai	126,747	0	0	$0.40	10/12/2008
	46,875	0	0	$2.97	1/20/210
	140,625	0	0	$2.93	7/28/2010
	112.500	0	0	$3.80	3/9/2011
	168,750	0	0	$6.87	5/11/2011
	187,500	0	0	$8.61	8/3//2011
	101,250	0	0	$8.22	6/4/2012
	0	75,000	0	$11.17	6/23/2013

Joseph P. Bonaccorsi	23,438	0	0	$9.03	3/21/2012
	14,062	14,063	0	$5.23	2/28/2013
	9,375	18,750	0	$8.65	5/11/2014
	0	40,000	0	$11.17	6/23/2013

Paul Mastrapa	157,500	0	0	$9.02	3/21/2012
	0	37,500	0	$5.23	2/28/2013
	0	50,000	0	$11.17	6/23/2013

Richard M. Smith	0	0	0	$0.00	0

Vesting for Options is twenty-five percent (25%) per year over a four year schedule.

The following table sets forth certain information concerning stock option exercises and the vesting of restricted stock units during 2006 by the executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested

	Option Awards
	Number of Shares	Value Realized
	Acquired on Exercise	On Exercise
Name	(#)	($)

Rajat Rai	55,786	$747,901
Joseph P. Bonaccorsi	82,812	$509,687
Paul Mastrapa	67,500	$438,906
Richard M. Smith	112,500	$547,785

Equity Compensation Plans

The following table gives information about the Company’s common stock that may be issued upon exercise of options, warrants and rights under the Company’s equity compensation plans as of December 31, 2006 (security amounts in thousands of shares).

Number of securities to
	be issued upon exercise	Weighted-average	Number of securities
	of outstanding options,	price of outstanding	remaining available for
	warrants and rights	options, warrants	future issuance under
Plan Category	(in thousands)	and rights	equity compensation plans

Equity compensation plans approved by security holders:(1)	3,256	$8.77	2,122
Equity compensation plans not approved by security holders	—	—	—

Total	3,256	$8.77	2,122

Employment Agreements and Severance Benefits.

We believe that Option Care should provide severance benefits to certain employees. With respect to senior management, these severance benefits should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time. While it is possible to provide a lump sum salary to an employee and would separate the employee from the Company as soon a practicable, we prefer to reduce the cash flow burden a lump-sum severance payment has on the organization and prefer to pay on a salary continuation basis.

Option Care provides termination related payments for two different termination events: involuntary termination without cause and involuntary termination without cause following a change in control. These agreements are entered into on an individual basis. The Company believes that providing for such income continuity results in greater management stability and minimized costs to address unwanted management turnover.

Mr. Rai signed a two-year Employment Agreement with the Company on May 11, 2004. The term of the agreement automatically renews for successive one year terms beginning on May 11, 2006, unless either the Company or Mr. Rai gives the other written notice at least forty-five days before the renewal date of its or his desire to not renew the agreement. Mr. Rai’s employment agreement entitles him to receive twenty-four months’ severance if his employment is terminated by the Company without cause or by Mr. Rai upon a change in control of the Company or other “good reason” defined blow.

Mr. Bonaccorsi has an Executive Severance Agreement with the Company that entitles Mr. Bonaccorsi to receive twelve months’ severance in the event of any termination by the Company without cause or upon Mr. Bonaccorsi’s election to leave the Company voluntarily upon a change in control of the Company or other “good reason,” defined below.

Mr. Mastrapa has an Executive Severance Agreement with the Company that entitles Mr. Mastrapa to receive twelve months’ severance in the event of any termination by the Company without cause or upon Mr. Mastrapa’s election to leave the Company voluntarily upon a change in control of the Company or other “good reason,” defined below.

In each of the foregoing Employment and Executive Severance Agreements described above, “good reason” is defined as:

i.	A change in the principal location at which the executive provides services to the Company, without prior written consent.

ii.	Failure of the board to appoint the executive into their role as an Officer of the company, or removal of the executive from their position or as an Officer of the Company.

iii.	An adverse change in the executive’s duties, authority or responsibilities of the Company which causes the position with the Company to become of less responsibility or authority than the position provided previously.

iv.	The assignment of duties not commensurate or consistent with the position named.

v.	A reduction in compensation or other benefits.

vi.	A change of control of the Company.

vii.	Failure of the Company to obtain the assumption of Employment or Severance Agreement.

Mr. Smith signed a one-year Employment Agreement upon joining the Company on May 9, 2003 as the Company’s President and Chief Operating Officer. Under the terms of this agreement, Mr. Smith received an initial annual salary of $300,000, to be reviewed periodically but not less than annually, plus bonus opportunities. The agreement also specified the immediate grant of 300,000 stock options to Mr. Smith. (The grant was pro forma adjusted to 450,000 options to reflect the 3-for-2 stock split effective March 31, 2005 for stockholders of record on March 17, 2005.) On each anniversary of the date of the agreement, Mr. Smith’s employment agreement automatically renewed for additional one-year terms, unless either the Company or Mr. Smith submits written notice to the other, at least 45 days prior to the anniversary date, of its or his desire to not renew the agreement. Mr. Smith’s employment agreement contained a provision that entitles him to receive twelve months’ severance if terminated by the Company without cause or upon Mr. Smith’s election to leave the Company voluntarily upon a change in control of the Company or other “good reason,” as defined in the agreement. Effective May 31, 2006, Mr. Smith resigned as President and Chief Operating Officer and his employment agreement terminated. Following his resignation, Mr. Smith provided consulting services to the organization for a fee of $45,000.

Severance agreements for our executives provide for the payment of 100% of then-current base salary plus continuation of health insurance and other benefits. Based upon a hypothetical termination date of December 31, 2006, the severance benefits for our CEO, CFO, and SVP/GC would have been as follows:

							Equity
							Acceleration			Total
	Salary Continuation			Fringe Benefits Continuation		Employer	on Stock			Cost of
	Duration			Duration		Match	Option	Excise	Out	Termination
	(Months)	Cost	Bonus	(Months)	Cost	on 401K	Grants	Tax	placement	Benefits

Rajat Rai
Death/Disability	0	$0	$0	24	$48,512	$0	$0	$0	$0	$48,512
		Accrued								Accrued
For Cause	0	Obligations	$0	0	$0	$0	$0	$0	$0	Obligations
Without Cause/For Good Reason	24	$800,000	$0	12	$24,256	$0	$0	$0	$10,000	$834,256
Due to Change of Control	24	$800,000	$240,000	12	$24,256	$12,000	$0	$0	$10,000	$1,086,256

Paul Mastrapa
Death/Disability	0	$0	$0	12	$23,135	$0	$0	$0	$0	$23,135
		Accrued								Accrued
For Cause	0	Obligations	$0	0	$0	$0	$0	$0	$0	Obligations
Without Cause/For Good Reason	12	$275,000	$0	12	$23,135	$0	$0	$0	$10,000	$308,135
Due to Change of Control	12	$275,000	$110,000	12	$23,135	$7,950	$338,250	$0	$10,000	$764,335

Joseph Bonaccorsi
Death/Disability	0	$0	$0	12	$17,135	$0	$0	$0	$0	$17,135
		Accrued								Accrued
For Cause	0	Obligations	$0	0	$0	$0	$0	$0	$0	Obligations
Without Cause/For Good Reason	12	$265,000	$0	12	$23,135	$0	$0	$0	$10,000	$298,135
Due to Change of Control	12	$265,000	$106,000	12	$23,135	$8,950	$231,848	$0	$10,000	$644,933

•	Accrued Obligations include the following payments: unused accrued sick time, unused accrued vacation, car allowance due for the pay period and time worked that has not been paid as of the termination date. This information is determined as of the termination date.

•	Bonus payments are made should there be a termination for good reason or change of control.

•	Fringe Benefit Continuation includes: All medical, dental, life, short-term disability, long-term disability, AD&D, monthly car allowance.

•	401(k) is the maximum employer match based upon the current contribution rate of the executive.

Perquisites and Other Benefits.

We annually review the perquisites and benefits that senior management receives. We provide benefits programs to executive officers and to other employees. The following table generally identifies such benefit plans and identifies those employees who may be eligible to participate.

	Executive	Certain	Full-Time	Part-Time
Benefit	Officers	Management	Employees	Employees

401(k)	✓	✓	✓	✓
Deferred Compensation Plan	Not Offered	Not Offered	Not Offered	Not Offered
Supplemental Early Retirement Plan	Not Offered	Not Offered	Not Offered	Not Offered
Employee Stock Purchase Plan (15% Reduction)	✓	✓	✓	✓
Medical/Dental/Vision	✓	✓	✓	✓
E-Care Health Screening	✓	✓	✓	Not Offered
Life Insurance up to $500,000	✓	✓	✓	✓
Short Term Disability up to $1,000/Week	Not Offered	✓	✓	✓
Short Term Disability up to $1,500/Week	✓	✓	Not Offered	Not Offered
Long Term Disability up to $10,000/Month	✓	✓	✓	✓
Accidental Death & Dismemberment up to $300,000	✓	✓	✓	✓
Family Medical Leave(2)	Not Offered	✓	✓	Not Offered
Severance Plans/Change in Control	✓	Not Offered	Not Offered	Not Offered
Auto Allowance	✓	✓	Not Offered	Not Offered
Auto Reimbursement for Mileage	✓	✓	✓	✓
Country Club Membership	Not Offered	Not Offered	Not Offered	Not Offered
Voluntary Legal Services	✓	✓	✓	Not Offered
Voluntary Spousal Life Insurance up to $250,000	✓	✓	✓	✓
Voluntary Dependant Life Insurance up to $10,000	✓	✓	✓	✓
Voluntary Employee Whole Life Insurance	✓	✓	✓	✓
Voluntary Spousal Whole Life Insurance	✓	✓	✓	✓
Voluntary Dependant Whole Life Insurance	✓	✓	✓	✓
Voluntary Grandchild Whole Life Insurance	✓	✓	✓	✓
Voluntary Critical Illness	✓	✓	✓	✓
Voluntary Accident Insurance	✓	✓	✓	✓

(1)	A six (6) month lease under the company name may be secured for executives relocating to a given area, allowing for transition to new dwellings. Relocation benefits are reimbursed but are individually negotiated when they occur.

(2)	In consideration of the need for an executive to be present and able to lead the organization, per Family Medical Leave Act exemption, an Executive may be denied 12 weeks of Family Medical Leave Act guarantee.

Compensation of Directors

The following table provides certain information about compensation to directors during 2006 who are not employees.

Director Compensation

					Change in
					Pension Value
					and Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Kenneth S. Abramowitz	$30,000	$0	$57,000	$0	$0	$0	$87,000
Edward A. Blechschmidt	$30,000	$0	$57,000	$0	$0	$0	$87,000
Leo Henikoff, M.D.	$30,000	$0	$57,000	$0	$0	$0	$87,000
John N. Kapoor, Ph.D.	$100,000	$0	$0	$0	$0	$0	$100,000
Jerome F. Sheldon	$30,000	$0	$57,000	$0	$0	$0	$87,000

In 2006, non-employee directors received $7,500 in compensation for attendance at each regular meeting of the Board of Directors. Directors are also reimbursed for out-of-pocket expenses incurred in connection with attendance at Board of Directors and committee meetings. John Kapoor, in each of the years 2006, 2005, 2004 and 2003, received $100,000 for services rendered as Chairman of the Board.

In 2007, non-employee Directors will receive $50,000 for services rendered, paid in quarterly installments; the Chairman of the Board will receive additional compensation in the amount of $50,000 in the year 2007, paid in quarterly installments; the Chairman of the Audit Committee of the Board will receive additional compensation in the amount of $10,000 in the year 2007, paid in quarterly installments; the Chairman of the Compensation Committee of the Board will receive additional compensation in the amount of $6,000 in the year 2007, paid in quarterly installments. Directors are also reimbursed for out-of-pocket expenses incurred in connection with attendance at Board of Directors and committee meetings.

Further effective 2007, upon election or appointment to the Board of Directors, each non-employee director receives an option to purchase 45,000 shares of the Company’s common stock (“Common Stock”) at an exercise price equal to the closing market price on the date of grant. Prior to 2007, such formulary grants were available only to independent directors. These options are generally exercisable immediately upon issuance. After the director’s first year of service to the Board, at the beginning of each additional year of service, each non-employee director is granted an option to purchase 15,000 shares of Common Stock at an exercise price equal to the market price on the date of grant. Each such annual grant generally becomes vested in full on the one-year anniversary of the grant date.

Compensation Committee Interlock and Insider Participation

During 2006, the members of the Compensation Committee of the Board of Directors were Dr. Henikoff, Mr. Sheldon, and Edward Blechschmidt. None of these individuals and none of our executive officers have had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions.

Report of the Audit Committee of the Board of Directors

The Audit Committee has assumed its expanded responsibilities following the passage of the Sarbanes-Oxley Act of 2002. The Audit Committee believes that the procedures it currently has in place are sufficient to establish meaningful, independent oversight of the Company’s financial reporting, the core goal of Sarbanes-Oxley and other reform-oriented corporate governance initiatives. Nevertheless, the Audit Committee will continue to seek ways in which it can further enhance the quality, timeliness and transparency of the Company’s financial disclosures.

The basic responsibilities relating to the Company’s financial statements have not changed. The Audit Committee is not responsible for either preparing or expressing an opinion on the Company’s financial statements. Management is responsible for the preparation of the Company’s financial statements as well as the design, implementation and functioning of the Company’s financial reporting processes, including its system of internal controls. The Company’s auditors are responsible for performing an audit of the books and records of the Company and expressing an opinion as to whether the Company’s annual financial statements have been prepared in conformity with U.S. generally accepted accounting principles and are free of material misstatement, as well as expressing an opinion on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting.

While the basic responsibilities have not changed, changes in the relationships among the parties create a significant increase in the Audit Committee’s ability to oversee and evaluate the performance of both the Company’s management and its independent registered public accounting firm. The most significant change in this regard is the clear articulation of the Audit Committee’s right to control the Company’s relationship with its independent registered public accounting firm. The involvement of the Audit Committee in the process is expected to enhance the process because the members of the Audit Committee are independent (as determined in accordance with applicable standards) of both active participants in the process, the Company and Ernst & Young LLP.

To fulfill its obligations to monitor and oversee the performance of management and the independent registered public accounting firm, the Audit Committee meets with management and the independent registered public accounting firm, both jointly and individually. In meetings with management, the Audit Committee has inquired into the quality, not just the acceptability, of the decisions made by management in preparing the financial statements. An emphasis has been placed on assessing the reasonableness of any material judgments made by management in the preparation of the financial statements, which includes significant estimates and accruals. The Audit Committee has also pressed management on various contingencies, such as regulatory changes, which could have a significant impact on the Company.

The Audit Committee has reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission, as well as Ernst & Young LLP’s Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2006.

The Audit Committee has also met with the independent registered public accounting firm both individually and with management present. At these meetings, the Audit Committee has considered the scope of and procedures for the Company’s annual audit. The Audit Committee also discussed with the independent registered public accounting firm the results of the independent registered public accounting firm’s examination of the Company. During such discussions, the Audit Committee received the independent registered public accounting firm’s evaluation of the Company’s system of internal controls and the overall quality of the Company’s financial reporting. In particular, the Audit Committee has reassessed the Company’s position on applicable critical accounting policies, including obtaining guidance on the probable effects of adopting other potentially acceptable policies. The Audit Committee has also reviewed with the independent registered public accounting firm the quality of decisions made by management in the preparation of the financial statements and such other matters as either the Audit Committee or independent registered public accounting firm deemed necessary or appropriate for both parties to discharge their respective duties, which included a discussion of the matters identified in Statement of Accounting Standards 61 and PCAOB Auditing Standard No. 2 regarding the assessment of internal control over financial reporting. The Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2006 with management and the independent registered public accounting firm. Based on this review and discussions with management and the independent registered public accounting firm and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee also has selected and recommended to the stockholders for ratification the reappointment of Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for 2007.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

KENNETH S. ABRAMOWITZ	JEROME F. SHELDON	LEO HENIKOFF

PROPOSAL 2. APPROVAL OF THE OPTION CARE, INC. 2007 INCENTIVE PLAN
(Proposal 2 on the Proxy Card)

The Board recommends that shareholders approve the Option Care, Inc. 2007 Incentive Plan (the “Plan”). The Board approved the Plan on March 28, 2007. The Board believes that it is in the best interest of the Company and its shareholders to adopt a new incentive plan. The purposes of the Plan are to increase shareholder value and to advance the interests of Option Care and its subsidiaries by providing a variety of economic incentives designed to motivate, retain and attract employees, directors and others persons providing services to Option Care and its subsidiaries. A summary of the material terms of the Plan is contained below. This summary should be read with and is subject to the specific provisions of the Plan, the full text of which is set forth as Appendix A to this Proxy Statement.

The Plan is intended to replace the Amended and Restated Incentive Plan (1997), which expires on April 11, 2007. As of December 31, 2006, 868,305 shares of Option Care’s common stock remained available for grant under the existing plan. For further information on our current equity compensation plans, please refer to the Equity Compensation Plan Information on page 12 of this Proxy Statement.

The specific individuals who will be granted awards under the Plan and the type and amount of any such awards will be determined by the Committee (as defined below). Accordingly, future awards to be received by or allocated to particular individuals under the Plan are not presently determinable.

2007 Incentive Plan

General

A maximum of 3.75 million shares of the Company’s common stock will be available for grants of all equity awards under the Plan. The Plan is administered by a committee of the Board of Directors (the “Committee”) that, unless otherwise determined by the Board, consists of no fewer than two directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) an “independent director” for purposes of the rules and regulations of the Nasdaq Stock Market. The Board has designed the Compensation Committee to act as the Committee under the Plan. The Committee may make discretionary grants of incentive awards, stock options, stock appreciation rights, restricted stock and restricted stock units, or combinations thereof, to directors, officers and other employees of the Company and its subsidiaries and other persons who provide services to the Company and its subsidiaries (“vendors”). As of December 31, 2006, there were four independent directors, three executive officers, 3044 employees and no vendors eligible to participate in the Plan.

All grants and awards under the Plan will be evidenced by written agreements between the Company and the participants and no grant or award will be valid until evidenced by a written agreement. The Committee may interpret the Plan and establish rules and regulations for the administration of the Plan, including, without limitation, the imposition of conditions with respect to competitive employment and provisions accelerating vesting or exercisability. All rules, regulations, and interpretations relating to the Plan adopted by the Committee are conclusive and binding on the Company and the participants.

Appropriate adjustments may be made by the Committee to the maximum number of shares to be issued under the Plan, the maximum number of shares to be issued pursuant to incentive awards and the number of shares subject to any option grant to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the effective date of the Plan.

Unless otherwise provided in the written agreement evidencing a grant or award, upon a change of control (as defined below) any vesting period will end and all otherwise unvested awards will become immediately exercisable. In addition, the Committee may authorize the issuance or assumption of benefits under the Plan in connection with a change of control. In the event of any change of control, the Committee or the Board may cause any award outstanding as of the effective date of the change of control to be cancelled in consideration of a cash payment or alternate award made to the holder of the cancelled award equal in value to the fair market value of the cancelled award, provided that there is no repricing, replacing or regranting of option or stock appreciation rights or violation of the provisions of Section 409A of the Code. For these purposes, unless the Committee determines otherwise as necessary to avoid the imposition of additional tax and/or interest under Section 409A of the Code, a “change of control” means the occurrence of any of the following events: (i) a merger, consolidation or reorganization involving the Company, (ii) a sale of all or substantially all of the assets of the Company, (iii) the date on which the individuals who are members of the Board as of the effective date of the Plan cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Company’s stockholders, of any new director(s) was approved by a vote of the majority of the Board; (iv) a spin-off or split up involving the Company; or (v) any transaction similar to the foregoing that in the determination of the Committee results in a change of control of the Company.

Incentive Awards

Incentive awards, whether performance awards or fixed awards (each as described below), may be made to participants in the form of cash, restricted stock units, restricted stock or any combination of the foregoing.

Performance awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with the actual amount, number or percentage to be determined by reference to the level of achievement of specific objectives over a performance period of one year to five years, as determined by the Committee.

Fixed awards may be made that are not contingent on the performance of objectives, but are contingent on the recipient’s continuing in the Company’s employ for a period to be specified in the award, which period shall be not more than ten years from the date of the award. Fixed awards may generally consist of cash, restricted stock, restricted stock units, or other property.

Stock Options

Options granted pursuant to discretionary grants may be non-qualified stock options or incentive stock options within the meaning of Section 422 of the Code. The selection of participants, allotment of shares, determination of price and other conditions of purchase of such options are determined by the Committee, in its sole discretion. Options granted under discretionary grants are exercisable for a period of up to ten years, except that incentive stock options granted to participants who, at the time the option is granted, own stock representing greater than 10% of the voting power of all classes or series of stock of Option Care, are exercisable for a period of up to five years. The per share exercise price of incentive stock options granted pursuant to discretionary grants must be no less than 100% of the fair market value of the common stock on the date of grant, except that the per share exercise price of incentive stock options granted to participants who, at the time the option is granted, own stock representing greater than 10% of the voting power of all classes of stock of Option Care, must be no less than 110% of the fair market value of the common stock.

Options may be exercised during the participant’s continued employment with, or in the case of a vendor, engagement by, the Company or service on the Board, as the case may be, and for a period of 90 days following termination of such employment, engagement or service on the Board, or such other period of time provided in a relevant employment or severance agreement between the participant and the Company; provided, however, that if employment or engagement of the participant by the Company or service on the Board, as the case may be, shall have terminated by reason of retirement at or after age 65 or total and permanent disability, then the option may be exercised for a period of one year following termination of employment, engagement or service on the Board, or such other period of time provided in a relevant employment or severance agreement between the participant and the Company, but in any event not after the expiration of the term of the option.

Each option will be evidenced by an option agreement containing such terms and conditions consistent with the Plan that are approved by the Committee. Option agreements may provide for the exercise of an option in whole or in part from time to time during the term of the option, or in such installments and at such times as the Committee may determine. Options granted under the Plan are non-transferable, except in the event of death of a participant (i) during employment, engagement or service on the Board, (ii) within one year after the retirement of the employee at or after age 65 or the employee’s total and permanent disability or (iii) within ninety days after termination of employment, engagement or service on the Board for any other reason in which case outstanding options may be exercised by the participant’s representative during the remainder of the period during which the participant could have exercised the options had he or she survived, but not less than ninety days after the participant’s death. No option may be exercised after the expiration of its term. The option exercise price is payable in full upon exercise of an option. No participant has any of the rights or privileges of a stockholder of the Company with respect to shares issuable upon exercise of an option until certificates representing such shares have been issued and delivered to the participant.

Stock Appreciation Rights

Rights entitling the grantee to receive cash or shares of common stock having a fair market value equal to the appreciation in market value of a stated number of shares of common stock from the date of grant, or in the case of rights granted in tandem with or by reference to a stock option granted prior to the grant of such rights from the date of grant of the related stock option to the date of exercise, may be granted to such eligible directors, officers and other employees and vendors as may be selected by the Committee and approved by the Board. Stock appreciation rights are not exercisable unless they have been outstanding for at least six months, and may not be exercised more than ten years after the date of grant. Stock appreciation rights may be exercised during the individual’s continued employment with, or engagement by, the Company or service on the Board, as the case may be, and for a period of ninety days following termination of employment or engagement or service, or such other period of time provided in a relevant employment or severance agreement between the individual and the Company, and only within the original term of the grant. Upon exercise of a right, the grantee shall be paid the excess of the then fair market value of the number of shares to which the right relates over the fair market value of such number of shares as of the date of the grant of the right or of the related stock option, as the case may be. Such excess will be paid in cash or shares of common stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine.

Restricted Stock and Restricted Stock Units.

The Committee may award restricted stock or restricted stock units. Restricted stock awards consist of shares that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares to the participant only after specified conditions are satisfied. A holder of restricted stock is generally treated as a current stockholder (subject to the restrictions), whereas the holder of a restricted stock unit award is treated as a stockholder with respect to the award only when the shares of common stock are delivered in the future. The Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units. Each restricted stock and restricted stock unit grant will be evidenced by a written agreement between the

Company and the participant that will specify the period(s) of restriction, number share of restricted stock or the restricted stock units granted, and such other provisions as the Committee may determine. The Committee may provide that an award of restricted stock is conditioned upon the participant making an election under Section 83(b) of the Code.

Performance Measures.

Certain awards granted under the Plan may be granted in a manner to qualify such awards as performance-based compensation exempt from the deduction limitation imposed by Section 162(m) of the Code. The Committee will have complete discretion in determining the number, amount and timing of performance awards granted to participants. Performance awards will be earned only if performance goals over performance periods established by or under the direction of the Committee are met. The performance goals may vary from participant to participant, group to group and period to period. The performance goals for awards that are intended to constitute qualified performance-based compensation will be based upon one or more of the following: (i) net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales growth; (iv) net operating profit; (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on equity); (vii) earnings before or after taxes, interest, depreciation, and/or amortization; (viii) gross or operating margins; (ix) productivity ratios; and (x) share price (including, but not limited to, growth measures and total stockholder return).

The Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following: asset write-downs; litigation; claims, judgments, or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year; acquisitions or divestitures; and foreign exchange gains and losses.

Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Committee has the discretion to adjust these awards downward. In addition, the Committee has the discretion to make awards that do not qualify as performance-based compensation. Awards may be paid in the form of cash, shares, or in any combination, as determined by the Committee.

Amendment and Termination

The Board, in its sole discretion, may terminate, amend, change or modify the Plan in any manner as the Board shall deem advisable, except that no amendment may be made without stockholder approval if such amendment would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, Section 422 of the Code or any other requirement of applicable law or regulation. In addition, the Committee may make an amendment or modification to any award granted under the Plan without the consent of the holder of the award as necessary to avoid the imposition of additional tax and/or interest under Section 409A of the Code. Without the prior approval of the stockholders, options or stock appreciation rights issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted option or the grant price of a previously granted stock appreciation right.

The Plan will terminate on the tenth anniversary of stockholder approval of the Plan, unless terminated earlier by action of the Board. No further grants will be made under the Plan after termination, but termination will not affect the rights of any participant under any grants made prior to termination.

Summary of Federal Income Tax Consequences of the Plan

The following discussion summarizes the material federal income tax consequences of participation in the Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date of this Proxy

Statement and is, therefore, subject to possible changes in the law, some of which may have a retroactive effect. This discussion does not address state, local or foreign tax consequences.

Incentive Stock Options.  An optionee will not recognize any income upon either grant or exercise of an incentive stock option, although the exercise may subject the optionee to alternative minimum tax liability in the year of exercise because the excess of the fair market value of the shares at the time of exercise over the option price of the shares is included in income for purposes of the alternative minimum tax. The treatment of any gain realized upon sale or other disposition of the Company’s common stock received upon exercise of an incentive stock option will depend on the holding period. If the optionee does not dispose of the stock received within either one year after the exercise of the incentive stock option or two years after grant, any gain realized upon disposition will be characterized as long-term capital gain. If this holding period requirement is not satisfied, such disposition will be a disqualifying disposition. In such a case, the portion of the gain realized on disposition equal to the excess of the fair market value of the shares at the time the incentive stock option was exercised over the option price will be ordinary income taxable as compensation in the year of disposition. The balance, if any, of the gain will be capital gain.

The Company is entitled to a deduction with respect to an incentive stock option only in the taxable year of the Company in which a disqualifying disposition occurs. In that event, the deduction would be equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

Nonqualified Stock Options.  An optionee will not recognize any income upon either grant or vesting of a nonqualified stock option. Upon exercise of any part of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the then fair market value of the shares acquired, assuming the shares are freely transferable or are not subject to a substantial risk of forfeiture. If the shares are not freely transferable and are subject to a substantial risk of forfeiture, the shares will be considered “restricted stock.” An optionee who receives restricted stock on exercise of a nonqualified stock option will not be subject to tax on exercise unless the recipient makes an election under Section 83(b) of the Code. Instead, such recipient will be subject to tax at ordinary income rates at the time of the expiration or earlier termination of a restriction period in an amount equal to the excess of the fair market value of the restricted stock at the time that the restriction period lapses or terminates over the option price. Any further gain on sale of the stock would be capital gain. If a holder makes an election under Section 83(b) of the Code, the holder will be subject to tax at ordinary income rates in an amount equal to the excess of the fair market value of the restricted stock at the date of option exercise over the option price. Any further gain on sale of the stock would be capital gain.

In general, upon a subsequent disposition of stock, the optionee’s basis for determining taxable gain or loss would be the amount paid for such shares plus the amount that was includable in the optionee’s income. Any gain recognized on such disposition would generally be taxed as long-term or short-term capital gain depending on the length of time the optionee is deemed to have held these shares and the holding period in effect at the time.

The Company will be entitled to a deduction for federal income tax purposes upon exercise of a nonqualified stock option in an amount equal to the ordinary income recognized by the optionee, provided that the deduction is not otherwise disallowed under the Code. The Company must withhold taxes from the optionee’s compensation with respect to the ordinary income recognized by the optionee upon exercise.

Stock Appreciation Rights.  The treatment of stock appreciation rights is essentially the same as the treatment of the related options granted under the Plan.

Restricted Stock.  The recipient of restricted stock will not be subject to tax upon its grant, unless the recipient makes an election under Section 83(b) of the Code. Assuming no election under Section 83(b) is made, the holder will be subject to tax at ordinary income rates at the time of the expiration or earlier termination of the restriction period in an amount equal to the excess of the fair market value of the restricted stock at the time that the restriction period lapses or terminates over the amount paid for the stock. Any further gain on sale of the stock will be capital gain. If a holder makes an election under Section 83(b) of the

Code, the holder will be subject to tax at ordinary income rates based on the fair market value of the restricted stock at the date of grant. Any further gain on sale of the stock would be capital gain.

The Company must withhold taxes and will be entitled to a deduction with respect to the amount of ordinary income recognized by the employee, unless otherwise disallowed under the Code.

Other Awards.  In the case of an exercise of a stock appreciation right or an award of restricted share units, performance awards or fixed awards, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment. In that taxable year, Option Care would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Cap on Company Deductions for Certain Compensation.  Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a cap on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the Company or any one of the other four highest paid executives. Certain performance-based compensation is not subject to the cap on deductibility. Stock options can qualify for this performance-based exception, but only if they are granted by the Compensation Committee, they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated, and stockholder and Board approval is obtained. The Company intends to administer the incentive stock option and nonqualified stock option portions of the Plan to comply with these performance-based criteria.

Restricted stock, restricted stock units, performance awards or fixed awards do not satisfy the definition of performance-based compensation unless the granting or vesting of such awards are based upon the attainment of specified performance goals.

Compliance With Deferred Compensation Provisions of American Jobs Creation Act.   Section 409A of the Code imposes penalty taxes and interest charges on employees who receive certain deferred compensation that does not meet the requirements of Section 409A. Option Care intends that awards under the Plan will meet the requirements of Section 409A, but no assurance can be made in this regard.

Withholding Taxes.  Awards made to participants under the Plan may be subject to federal, state and local income tax and employment tax withholding obligations, and Option care will comply with any requirements to withhold such taxes.

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 3 on the Proxy Card)

The Audit Committee has selected the accounting firm of Ernst & Young LLP as the Company’s independent registered public accounting firm with respect to the fiscal year ending December 31, 2007. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since January 1998. Although the Company is not required to submit this selection to a vote of stockholders, the Audit Committee believes it appropriate as a matter of policy. If the stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for the rejection and consider other independent registered public accounting firms. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be appropriate.

Representatives of Ernst & Young LLP will be present at the annual meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Audit and Related Fees

The following table shows the fees paid by the Company to Ernst & Young LLP for audit services for the fiscal years ended December 31, 2005 and 2006:

	2006	2005

Audit Fees	$579,000	$521,000
Audit-Related Fees	$49,000	79,000

Total	$628,000	$600,000

Audit Fees.  This category includes the annual audit of the Company’s financial statements and review of the financial statements in the Company’s quarterly reports. Audit fees also include the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  This category consists primarily of fees for the audits of the Company’s 401(k) plan and fees related to registration statements filed by the Company during 2006 and 2005.

Tax Fees.  Tax services were not provided by Ernst & Young LLP to the Company in 2005 or 2006.

Audit Committee pre-approval policies and procedures.

Under the Sarbanes-Oxley Act of 2002, the audit committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services preformed by the independent registered public accounting firm in order to assure that the performance of such services does not impair the registered public accounting firm independence from the Company. The Audit Committee may pre-approve non-audit services up to predetermined cost limits without consideration of specific case-by-case services; or may require specific, case-by-case pre-approval; or may utilize a combination of the two approaches. Audit services will be subject to specific pre-approval of the Audit Committee. The Audit Committee will monitor the audit services engagement as necessary, but no less than on a quarterly basis, and will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items. Audit-related services may be pre-approved generally or on a specific case-by-case basis, as deemed appropriate by the Audit Committee. Tax services, such as tax compliance and tax advice, may be pre-approved if determined to not impair the auditor’s independence or constitute prohibited non-audit services as defined by the Securities and Exchange Commission. Tax services may be pre-approved generally to the extent that such services conform to the historical tax services provided by the independent registered public accounting firm. Increases in the scope of such tax services would require specific, case-by-case pre-approval by the Audit Committee. Any other services provided by the independent registered public accounting firm will be subject to specific, case-by-case pre-approval and will be evaluated to ensure that they do not constitute prohibited non-audit services or otherwise impair auditor independence.

The Audit Committee reviewed and pre-approved all audit services and non-audit services performed by the independent registered public accounting firm during the years ended December 31, 2006 and 2005.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote “FOR” the proposal to ratify Ernst & Young LLP as the Company’s independent registered public accounting firm with respect to the fiscal year ending December 31, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s officers and directors, and persons who own more than ten percent of the Company’s outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of the

Company, all Section 16(a) reports required to be filed its officers, directors and greater than ten percent beneficial owners were timely filed during the year ended December 31, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

The Company’s Board of Directors, having responsibility for the Company’s overall affairs and dealings abides by a policy that the Audit Committee reviews related party transactions involving executive officers directors or director nominees. The related party transaction may be entered into or continued if the Board of Directors determines that the related party transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders. Related parties include executive officers, directors, director nominees, beneficial owners of more than 5% of the Company’s voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 5% or greater beneficial ownership interest.

We engage in transactions with EJ Financial Enterprises, Inc., a company controlled by the Chairman of our Board of Directors. For the years ended December 31, 2006, 2005 and 2004, we purchased strategic consulting services of $175,000, $175,000 and $176,000.

We have obtained legal services from firms for which the spouse of our Senior Vice President, Secretary and General Counsel is serving, or has served, as a partner. During 2006, 2005 and 2004, we obtained legal services from such firms totaling $800,000, $1.6 million and $600,000, respectively.

We provide management services to our joint venture in Portland, Oregon in accordance with a management agreement executed as of October 1, 2005. This management agreement is a renewable, three-year agreement and is terminable only with the majority consent of the members of the joint venture, of which we own a 50% financial and voting interest. We also provide management services to our joint venture investment in Columbus, Ohio in accordance with a management agreement executed as of November 1, 2005. This management agreement is a renewable, ten-year agreement and is terminable only with the majority consent of the members of the joint venture, of which we own a 50% financial and voting interest. The management services provided in both of these agreements includes such services as legal and accounting in addition to day-to-day managerial support of the ongoing operations of the businesses. See also Note 5, Investments in Joint Ventures, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

We entered into a $1.0 million revolving note agreement with the Columbus, Ohio joint venture on November 1, 2005. The note bears interest at 9.25% and is due and payable on October 31, 2008. The principal balance due under this note was $1.0 million as of December 31, 2006 and $100,000 as of December 31, 2005. The Columbus, Ohio joint venture also owes us $800,000 over and above the $1.0 million note balance, representing additional working capital advances that we have made to them. To address this issue, the promissory note is in the process of being amended to increase the maximum loan balance.

As of December 31, 2006 and 2005, we had additional amounts due from our joint ventures of approximately $200,000, and $1.0 million, respectively. These receivables were included in “Other current assets” on our Consolidated Balance Sheets as of those dates. This balance primarily relates to certain specialty drugs purchased by Option Care on behalf of the joint ventures.

Independent Directors

A director is considered independent if the Board makes an affirmative determination after a review of all the relevant information that the director has no material relationship with the Company. Annually, the Board reviews financial and other relationships between the directors and the Company as part of the assessment of director independence. In determining independence, the Board considers whether a director or nominee or immediate family member, has had any material interest, or proposes to have in the future, in any transactions or series of similar transactions (including employment relationships), which exceeds $60,000 and to which the Company or any subsidiary was or is to be a party. The Board of Directors has determined that each of our continuing directors and nominee other than Dr. Kapoor and Mr. Rai qualify as “independent” in accordance with the listing standards of The Nasdaq Stock Market. Dr. Kapoor is not considered independent because of the Company’s relationship with EJ Financial Enterprises, Inc., of which Dr. Kapoor is the sole owner, and from which we purchase strategic consulting services. Mr. Rai is not considered independent because he is an officer of the Company.

STOCKHOLDER PROPOSALS

Proposals that stockholders intend to present at the 2007 Annual Meeting of Stockholders are due by January 31, 2008 for inclusion in the Company’s Proxy Statement relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement in accordance with regulations governing the solicitation of proxies. The Company’s By-laws provide that stockholder proposals that do not appear in the Proxy Statement may be considered at a meeting of stockholders only if written notice of the proposal is received by the Secretary of the Company not less than 60 days and not more than 90 days before the anniversary of the prior years’ Annual Meeting; provided, however, that, in the event the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Any such notice of a stockholder proposal by a stockholder to the Secretary of the Company must be accompanied by (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address of the stockholder who intends to present the proposal for a vote, (c) the class and number of shares of the Company’s common stock which are beneficially owned by the stockholder, and (d) a description of any material interest of the stockholder in such business.

ANNUAL REPORT

The Annual Report to Stockholders for the year ended December 31, 2006 has been mailed simultaneously to the stockholders of the Company. This Annual Report includes a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (excluding certain exhibits).

Additional copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (excluding exhibits), may be obtained by any stockholder, without charge, upon written request to Paul Mastrapa, Senior Vice President and Chief Financial Officer, Option Care, Inc., 485 Half Day Road, Suite 300, Buffalo Grove, Illinois 60089. The Company’s Annual Report on Form 10-K for the year ended December 31, 2006 is also available through the Company’s web site, www.optioncare.com.

SOLICITATION AND EXPENSES OF SOLICITATION

The Company will bear the cost of solicitation of proxies. Proxies will be solicited by mail. Proxies may also be solicited by officers and regular employees of the Company and its subsidiaries, personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed by the Company for their reasonable expenses incurred in connection therewith.

OTHER MATTERS

Management knows of no business to be brought before the Annual Meeting of Stockholders other than that set forth herein. Should any other matters properly come before the meeting, the persons named in the proxy intend to vote such proxy in accordance with their judgment on such matters.

Delivery of Documents to Security Holders Sharing an Address

The Securities and Exchange Commission permits companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statements and annual report to those stockholders. This method of delivery, often referred to as “householding,” is meant to reduce the amount of duplicate information that stockholders receive and lower printing and mailing costs for companies. We are not householding proxy materials for our stockholders of record in connection with the Annual Meeting, but we have been notified that certain intermediaries may household proxy materials. If you hold your shares of our common stock through a broker or bank that has determined to household proxy materials:

•	Only one proxy statement and 2006 Annual Report to Stockholders will be delivered to multiple stockholders sharing an address unless you notify your broker or bank to the contrary;

•	We will promptly deliver to you a separate copy of the proxy statement and 2006 Annual Report to Stockholders if you so request by calling us at (847) 465-2100, or by writing to our Secretary at Option Care, 485 Half Day Road, Suite 300, Buffalo Grove, Illinois, 60089. You may also contact your bank or broker to make a similar request; and

•	If your household is receiving multiple copies of our proxy statement and annual report, you can request delivery from your bank or broker of only a single copy of our proxy statement and annual report.

By Order of the Board of Directors
April 2, 2007	Joseph P. Bonaccorsi
Buffalo Grove, Illinois	Senior Vice President, Secretary and General Counsel

Appendix A

OPTION CARE, INC.
2007 INCENTIVE PLAN

I.  GENERAL

1.  Plan.  To provide incentives to employees of Option Care, Inc., a Delaware Corporation (the “Company”), or its subsidiary corporations, members of the Board of Directors of the Company (the “Board”) and other persons who provide services to the Company or its subsidiary corporations on a regular and substantial basis (“vendors”) through rewards based upon the ownership and performance of the common stock of the Company, the Company hereby establishes an incentive compensation plan to be known as the 2007 Incentive Plan (the “Plan”), as set forth in this document. The Plan permits the Committee, hereinafter designated, to grant incentive awards, stock options, stock appreciation rights, restricted stock or combinations thereof, to eligible directors, officers and other employees and vendors on the terms and subject to the conditions stated in this Plan. References hereinafter to employment by or the provision of services to the Company shall include references to its subsidiary corporations within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”). All directors, officers and other employees and vendors who receive grants or awards under this Plan shall be collectively referred to herein as “participants.”

2.  Eligibility.  Directors, officers and other employees of the Company and its subsidiaries and vendors, shall, upon selection by the Committee, be eligible to receive incentive awards, stock options, stock appreciation rights or restricted stock, either singly or in combination, as the Committee, in its discretion, shall determine.

3.  Shares to be Issued.  The maximum number of shares of common stock, par value $0.01 per share of the Company (“Common Stock”), to be issued pursuant to all grants made under the Plan shall be three million seven hundred fifty thousand (3.75 million). Shares covered by an award shall only be counted as used to the extent they are actually issued. Shares awarded pursuant to grants which, by reason of the expiration, cancellation or other termination of the grants prior to issuance (including awards that are settled in cash in lieu of shares), are not issued, shall again be available for future grants. Shares of Common Stock to be issued may be authorized and unissued shares, treasury stock or a combination thereof.

4.  Administration of the Plan.  The Plan shall be administered by a committee designated by the Board (the “Committee”) that, unless otherwise determined by the Board, consists of now fewer than two directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” for purposes of the rules and regulations of the Nasdaq Stock Market. The Committee shall, subject to the terms of the Plan, establish selection guidelines, select directors, officers and other employees, and vendors for participation, and determine the form of grant, either as an incentive award, stock option, stock appreciation rights, restricted stock or combination thereof, determine the form of stock option, the number of shares subject to the grant, the fair market value of the Common Stock when necessary, the time and conditions of vesting or exercise, and all other terms and conditions of the grant. All grants and awards under this Plan shall be evidenced by written agreements (“Award Agreements”) between the Company and the participants and no such grant or award shall be valid until so evidenced. The Committee may interpret the Plan and establish rules and regulations for the administration of the Plan, including without limitation, the imposition of conditions with respect to competitive employment and provisions accelerating vesting or exercisability, not inconsistent with or conflicting with the terms of the Plan. All such rules, regulations, and interpretations relating to the Plan adopted by the Committee shall be conclusive and binding on all parties.

5.  Adjustments for Changes in Capitalization.  Appropriate adjustments shall be made by the Committee in the maximum number of shares to be issued under the Plan, the maximum number of shares to be issued pursuant to incentive awards, the number of shares the subject of any award, the exercise price of any option and the grant price of any stock appreciation right, to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the effective date of the Plan, as necessary to prevent the dilution or enlargement of participants’ rights under the Plan.

6.  Effective Date and Term of Plan.  The Plan shall be submitted to the stockholders of the Company for approval and, if approved within 12 months from the date of approval by the Board of Directors, shall become effective on the date of stockholder approval (the “Effective Date”). The Plan shall terminate ten years thereafter, unless terminated earlier by action of the Board. No further grants shall be made under the Plan after termination, but termination shall not affect the rights of any participant under any grants made prior to termination.

7.  Amendments and Termination.  The Board, in its sole discretion, may terminate, amend, change or modify this Plan in such respects as the Board shall deem advisable, provided, however, that no amendment may be made without stockholder approval if such amendment would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act (as such Rule 16b-3 may be amended or applicable from time to time), Section 422 of the Code or any other requirement of applicable law or regulation (collectively, “Applicable Law”). In addition, the Committee may make such amendments or modifications to any award granted under the Plan without the consent of the holder thereof as necessary to avoid the imposition of additional tax and/or interest under section 409A of the Code.

Notwithstanding the foregoing, without the prior approval of the Company’s stockholders, options or stock appreciation rights issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted option or the grant price of a previously granted stock appreciation right.

8.  Change of Control.  Unless otherwise provided in the Award Agreement, upon a Change of Control, any vesting period shall end and all otherwise unvested awards shall become immediately exercisable. In addition, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any Change in Control. Without limiting the foregoing, in the event of any Change of Control, the Committee or the Board may cause any award outstanding as of the effective date of the Change in Control to be cancelled in consideration of a cash payment or alternate award made to the holder of such cancelled award equal in value to the fair market value of such cancelled award; provided, however, that nothing in this Section 8 shall permit the repricing, replacing or regranting of options or stock appreciation rights or violate the provisions of Section 409A of the Code. For these purposes, unless the Committee determines otherwise as necessary to avoid the imposition of additional tax and/or interest under section 409A of the Code, a “Change of Control” shall mean the occurrence of any of the following events:

(a)	a merger, consolidation or reorganization of or involving the Company;

(b)	a sale of all or substantially all of the assets of the Company;

(c)	the date on which the individuals who are members of the Board as of the Effective Date cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Company’s stockholders, of any new director or directors was approved by a vote of a majority of the Board, in which case such new director or directors shall, for purposes of this Plan, be considered a member or members of the Board;

(d)	a spin-off or split up involving the Company; or

(e)	any transaction similar to the foregoing which in the determination of the Committee results in a change of control of the Company.

9.  No Rights as a Stockholder.  No stock option or award granted under this Plan shall entitle the participant to any dividend, voting or other right of a stockholder unless and until (i) the date of issuance of the shares that are the subject of such option or award, free of all applicable restrictions or (ii) the date on which such shares vest in accordance with their terms.

10. Continued Employment or Services.  None of the Plan, participation in the Plan or any action by the Board or Committee taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company’s right to terminate the employment or services of any person.

11. Withholding.  The Company shall have the right to withhold from a participant (or a permitted assignee thereof), or otherwise require such participant or assignee to pay, any federal, state, local or foreign income taxes, withholding taxes, or employment taxes required to be withheld by law or regulations (“Withholding Taxes”) arising as a result of the grant of any award, exercise of an option or stock appreciation right, lapse of restrictions with respect to restricted stock or restricted stock units, or any other taxable event occurring pursuant to this Plan or any Award Agreement. If the participant (or a permitted assignee thereof) shall fail to make such tax payments as are required, the Company (or its affiliates or subsidiaries) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such participant or to take such other action as may be necessary to satisfy such Withholding Taxes. In satisfaction of the requirement to pay Withholding Taxes, the participant (or permitted assignee) may make a written election which may be accepted or rejected in the discretion of the Committee, (i) to have withheld a portion of any shares or other payments then issuable to the participant (or permitted assignee) pursuant to any award, or (ii) to tender other shares to the Company (either by actual delivery or attestation, in the sole discretion of the Committee, provided that, except as otherwise determined by the Committee, the shares that are tendered must have been held by the participant for at least six months prior to their tender to satisfy the option price or have been purchased on the open market), in either case having an aggregate Fair Market Value (as defined in Article II, Section 1 hereof) equal to the Withholding Taxes.

12. Additional Provisions.

(a)	Additional Option and/or Award Provisions. The Board or Committee may, in its sole discretion, include additional provisions in any option or award granted under the Plan, including, without limitation, restrictions on transfer, repurchase rights, or commitments (i) to pay cash bonuses, (ii) to make, arrange for or guaranty loans to employees (other than officers) or vendors, or (iii) to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board or Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

(b)	Acceleration. The Board or Committee may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised; or (ii) extend the dates during which all or any particular option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if (A) it would cause the Plan to fail to comply with Applicable Law or (B), unless consent is obtained from the relevant participant, such extension would cause the compensation payable pursuant to such option(s) to be subject to Code Section 409A.

(c)	Amendment to Comply with Applicable Law. It is intended that no award granted under this Plan shall be subject to any interest or additional tax under Section 409A of the Code. In the event Code Section 409A is amended after the date hereof, or regulations or other guidance is promulgated after the date hereof that would make an award under the Plan subject to the provisions of Code Section 409A, then the terms and conditions of this Plan shall be interpreted and applied, to the extent possible, in a manner to avoid the imposition of the provisions of Code Section 409A.

(d)	Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

II.  INCENTIVE AWARDS

1.  Form of Award.  Incentive awards, whether performance awards or fixed awards (as described below), may be made to participants in the form of (i) cash, whether in an absolute amount or as a percentage of compensation, (ii) restricted stock units, without power to vote and without the entitlement to current dividends, (iii) shares of Common Stock issued to the participant but forfeitable and with restrictions on transfer in any form as hereinafter provided (“restricted stock”) or (iv) any combination of the foregoing. In addition, in the Committee’s discretion, the Company may satisfy all or any part of its obligation under an incentive award payable in cash by delivering shares of Common Stock with a then “Fair Market Value” (as determined in accordance with the remainder of this Section 1) equal to the amount of such obligation or such part thereof. If the Common Stock is listed on an established stock exchange such as the Nasdaq Stock Market, then “Fair Market Value” means the average of the high and low per share sales prices for the Common Stock as reported by such stock exchange for the day preceding the date in question. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.

2.  Performance Awards.  Performance awards may be made in terms of a stated potential maximum dollar amount, percentage or compensation, or number of units or shares, with such actual amount, percentage and number to be determined by reference to the level of achievement of corporate, group, division, individual or other specific objectives over a performance period of not less than one year nor more than five years, as determined by the Committee. No rights or interests of any kind shall be vested in an individual receiving a performance award until the conclusion of the performance period and the determination of the level of achievement specified in the award. The vesting period, if any, for a performance award shall be as specified in the applicable Award Agreement. Notwithstanding the foregoing, performance awards to be made to Covered Employees (as such term is defined in Article VI, below) shall only be made in accordance with the requirements set forth in Article VI, below, unless the Committee determines otherwise.

3.  Fixed awards.  Fixed awards may be made which are not contingent on the performance of objectives, but are contingent on the recipient’s continuing in the Company’s employ for a period to be specified in the award, which period shall be not more than ten years from the date of award. Fixed awards may generally consist of awards of cash, restricted stock, restricted stock units or other property.

III.  STOCK OPTIONS FOR OFFICERS,
OTHER EMPLOYEES, VENDORS AND DIRECTORS

1.  Grants of Options.  The Board or Committee shall have the authority, in its sole discretion, to determine the type or types of awards to be made under the Plan. Such awards may consist of incentive stock options and/or nonqualified stock options. Options may be granted singly or in combination. Notwithstanding the foregoing, no participant may receive in any single calendar year, an option grant to purchase more than six hundred thousand (600,000) shares of Common Stock.

2.  Terms of Options.

(a)	No option shall be exercisable more than ten years after the date of grant. Subject to the preceding sentence, the exercisability of an option may be conditioned upon the achievement of performance goals established by the Committee.

(b)	(i) The per share option exercise price shall be not less than 100% of the Fair Market Value of a share of Common Stock at the time the option is granted, provided, however, that if at the time an option designated as and intended to be an incentive stock option is otherwise to be granted pursuant to the Plan, the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) shares of Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any within the meaning of Section 422(b) of the Code), then the option exercise price shall be not less than 110% of the Fair Market Value of the Common Stock as of the date the option is granted, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date the option is granted.

(i)	To the extent the aggregate Fair Market Value (determined as of the date of grant) of Common Stock with respect to which incentive stock options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a nonqualified stock option. In the event the participant holds two or more such options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such options are granted.

(ii)	Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted incentive stock options. For purposes of this section, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

(iii)	To qualify for incentive stock option tax treatment, an option designated as an incentive stock option must be exercised within 90 days after termination of employment for reasons other than death, except that, in the case of termination of employment due to disability, such option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the recipient’s reemployment rights are guaranteed by statute or contract. “Total and permanent disability” shall mean a mental or physical impairment of the participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total and permanent disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Board or Committee.

(iv)	In order to obtain certain tax benefits afforded to incentive stock options under Section 422 of the Code, the participant must hold the shares issued upon the exercise of an incentive stock option for two years after the date of grant of the incentive stock option and one year from the date of exercise. A participant may be subject to the alternative minimum tax at the time of exercise of an incentive stock option. The Board or Committee may require a participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an incentive stock option prior to the expiration of such holding periods.

(c)	The Board or Committee shall establish and set forth in each instrument that evidences an option the time at which or the installments in which the option shall vest and become exercisable, which provisions may be waived by the Board or Committee at any time. To the extent that the right to purchase shares has accrued thereunder, an option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Board or Committee, setting forth the number of shares with respect to which the option is being exercised and accompanied by payment in full as described in subsection (d) below. The Board or Committee may determine at any time that an option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

(d)	The exercise price for shares purchased under an option shall be paid in full to the Company by delivery of cash equal to the product of the option exercise price and the number of shares purchased. Unless the Board or Committee in its sole discretion determines otherwise, in lieu of cash, a participant may deliver a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale proceeds to pay the option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board and all other Applicable Laws. In addition, the exercise price for shares purchased under an option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this section, by such other consideration as the Board or Committee may permit.

(e)	Options may be exercised during the individual’s continued employment with, or in the case of a vendor, engagement by, the Company or service on the Board, as the case may be, and for a period of 90 days following termination of such employment, engagement or service on the Board (or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company) and only within the original term of that option; provided, however, that if employment of the optionee by the Company or service on the Board, as the case may be, shall have terminated by reason of retirement at or after age 65 (“Retirement”) or total and permanent disability, then the option may be exercised for a period not in excess of one year following such termination of employment or service on the Board (or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company), but in any event not after the expiration of the term of the option. If and to the extent the Committee may, in its discretion, determine the change in an option holder’s status from an employee to a vendor, or the transfer of an individual from the employment or engagement or vice versa, the Company or its subsidiaries to the employment or engagement of any affiliate of the Company shall not be treated as a termination of employment or engagement by the Company. The status of another entity as an affiliate of the Company shall be determined by the Committee in its sole discretion.

(f)	Options shall not be transferable, except with the prior express written consent of the Committee, and except that in the event of the death of an optionee (i) during employment, engagement or service on the Board, as the case may be, (ii) within a period not in excess of one year after termination of employment or service on the Board, as the case may be, by reason of Retirement or total and permanent disability or (iii) within 90 days after termination of employment, engagement or service on the Board, as the case may be, for any other reason, outstanding options may be exercised by the executor, administrator or personal representative at such deceased optionee during the remainder of the period during which the optionee could have exercised the option had he survived, but not less than 90 days after the death of such optionee.

IV.  STOCK APPRECIATION RIGHTS

1.  Grants.  Rights entitling the grantee to receive cash or shares of Common Stock having a Fair Market Value equal to the appreciation in market value of a stated number of shares of Common Stock from the date of grant, or in the case of rights granted in tandem with or by reference to a stock option granted prior to the grant of such rights, from the date of grant of the related stock option to the date of exercise, may be granted to such eligible directors officers and other employees, and vendors as may be selected by the Committee and approved by the Board.

2.  Terms of Grant.  Such rights may be granted in tandem with or with reference to a related stock option, in which event the grantee may elect to exercise either the option or the right, but not both, as to the same shares of Common Stock subject to the option and the right, or the right may be granted independently of a related stock option. In either event, the right shall not be exercisable unless it shall have been outstanding for at least 6 months nor shall such right be exercisable more than ten years after the date of grant. Stock appreciation rights shall not be transferable, except that in the event of the death of a grantee such right shall be exercisable by the same persons and for the same period of time as the related option. Stock appreciation rights may be exercised during the individual’s continued employment with the Company and for a period of 90 days following termination of employment or engagement (or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company), as the case may be, and only within the original term of that grant; provided, however, that if employment of the grantee by the Company and its subsidiaries shall have terminated by reason of the grantee’s death, Retirement or total and permanent disability, or if the grantee dies after termination of employment on account of such retirement or disability, then such right shall be exercisable by the same persons and for the same period of time as the related option. If and to the extent the Committee may, in its discretion, determine the change in an option holder’s status from an employee to a vendor, or the transfer of an individual from the employment or engagement or vice versa, the Company or its subsidiaries to the employment or engagement of any affiliate of the Company shall not be treated as a termination of employment or engagement by the Company. The status of another entity as an affiliate of the Company shall be determined by the Committee.

3.  Payment on Exercise.  Upon exercise of a right, the grantee shall be paid the excess of the then fair market value of the number of shares to which the right relates over the fair market value of such number of shares at the date of grant of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or in shares of Common Stock having a Fair Market Value equal to such excess or in such combination thereof as the Committee shall determine.

V.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

1.  Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant restricted stock and/or restricted stock units to participants in such amounts as the Committee shall determine. Restricted stock units shall be similar to restricted stock except that no shares are actually awarded to the participant on the date of grant.

2.  Restricted Stock or Restricted Stock Unit Agreement.  Each restricted stock and/or restricted stock unit grant shall be evidenced by an Award Agreement that shall specify the period(s) of restriction, the number of restricted stock or the number of restricted stock units granted, and such other provisions as the Committee shall determine. Notwithstanding anything in this Article V to the contrary, delivery of Shares pursuant to an award of restricted stock units (or an award of restricted stock) shall be made no later than 2-1/2 months after the close of the Company’s first taxable year in which such Shares are no longer subject to a risk of forfeiture (within the meaning of Section 409A of the Code).

3.  Transferability.  Except as provided in this Plan or an Award Agreement, the restricted stock and/or restricted stock units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the Committee and specified in the Award Agreement (and in the case of restricted stock units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the restricted stock and/or restricted stock units granted to a participant under the Plan shall be available during his lifetime only to such participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

4.  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any restricted stock or restricted stock units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that participants pay a stipulated purchase price for each restricted stock or each restricted stock unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such restricted stock or restricted stock units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing restricted stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse.

Except as otherwise provided in this Article V, restricted stock covered by each restricted stock award shall become freely transferable by the participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and restricted stock units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

5.  Certificate Legend.  Each certificate representing restricted stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Option Care, Inc. 2007 Incentive Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Option Care, Inc.”

6.  Voting Rights.  Unless otherwise determined by the Committee and set forth in a participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, participants holding restricted stock granted hereunder may be granted the right to exercise full voting rights with respect to those shares during the period of restriction. A participant shall have no voting rights with respect to any restricted stock units granted hereunder.

7.  Dividend Rights.  Participants who hold restricted stock shall receive all dividends from the date of issuance, unless and until forfeited. If restricted stock units are credited to a recipient, amounts equal to dividends otherwise payable on a like number of shares of Common Stock after crediting of the units shall be credited to an account for the recipient and held until the award is forfeited or paid out. Interest shall be credited on the account annually at a rate equal to the return on five year U.S. treasury obligations.

8.  Termination of Employment.  Each Award Agreement shall set forth the extent to which the participant shall have the right to retain restricted stock and/or restricted stock units following termination of the participant’s employment with or provision of services to the Company, its affiliates, and/or its subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each participant, need not be uniform among all restricted stock or restricted stock units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.  Section 83(b) Election.  The Committee may provide in an Award Agreement that the award of restricted stock is conditioned upon the participant making or refraining from making an election with respect to the award under Section 83(b) of the Code. If a participant makes an election pursuant to Section 83(b) of the Code concerning a restricted stock award, the participant shall be required to file promptly a copy of such election with the Company.

VI.  PERFORMANCE MEASURES

1.  General.  (a) Certain awards granted under the Plan may be granted in a manner such that the awards qualify as performance-based compensation exempt from the deduction limitation imposed by Section 162(m) of the Code (“Performance-Based Compensation”). Awards shall only qualify as Performance-Based Compensation if, among other things, at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code and the Treasury Regulations thereunder).

(b)	Awards intended to qualify as Performance-Based Compensation may be granted to participants who are or may be “covered employees,” as defined in Code Section 162(m) and the Treasury Regulations promulgated thereunder (“Covered Employees”) at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each Covered Employee.

(c)	The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of awards intended to qualify as Performance-Based Compensation that will be paid out to the Covered Employees, and may attach to such Performance-Based Compensation one or more restrictions.

2.  Other awards.  Either the granting or vesting of awards intended to qualify as Performance-Based Compensation (other than options and stock appreciation rights) granted under the Plan shall be subject to the achievement of a performance target or targets, as determined by the Committee in its sole discretion, based on one or more of the performance measures specified below. With respect to such Performance-Based Compensation:

(a)	the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual Covered Employees or class of Covered Employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

(b)	no Performance-Based Compensation shall be payable to or vest with respect to, as the case may be, any Covered Employee for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

(c)	after the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

3.  Performance Measures.  Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article VI, the performance goals upon which the payment or vesting of an award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following performance measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios; and

(j)	Share price (including, but not limited to, growth measures and total shareholder return).

Any Performance Measure(s) may be used to measure the performance of the Company, any subsidiary and/or any affiliate thereof as a whole or any business unit of the Company, such subsidiary and/or affiliate, or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of peer companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select performance measure (j) above as compared to various stock market indices.

4.  Evaluation of Performance.  The Committee may provide in any such award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

5.  Adjustment of Performance-Based Compensation.  Awards intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

6.  Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in this Article VI.

OPTION CARE, INC.
PLEASE RETURN YOUR COMPLETED
PROXY CARD BY MAIL
•	Mark, sign and date your proxy card.

•	Detach your proxy card.

•	Return your proxy card in the postage paid envelope provided.

▼     DETACH PROXY CARD HERE     ▼
The Board of Directors HAS PROPOSED AND recommends a vote “for” THE FOLLOWING:
1.	ELECTION OF DIRECTOR

☐	FOR the nominee listed below	☐	WITHHOLD AUTHORITY to vote for the nominee listed below
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)
     FOR TERM EXPIRING IN 2010:
          Nominee: 01 Jerome F. Sheldon

2.	PROPOSAL TO RATIFY AND APPROVE THE OPTION CARE, INC. 2007 INCENTIVE PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP TO ACT AS INDEPENDENT AUDITOR OF OPTION CARE FOR THE FISCAL YEAR 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” THE NAMED NOMINEE FOR DIRECTOR and “FOR” all other proposals or otherwise in accordance with the recommendation of the Board of Directors.
The undersigned acknowledges receipt of the 2006 Annual Report of the Stockholders, the Notice of the 2007 Annual Meeting and the Proxy Statement.

Dated:	, 2007

Signature [Please sign exactly as name appears hereon.]

Signature [Please sign exactly as name appears hereon.]
Joint owners should each sign personally. If stockholder is a corporation, please sign full corporate name by the President or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other authorized person. Executors, trustees, officers, etc., should indicate their titles when signing.
YOUR VOTE IS IMPORTANT.
Please Detach Here
▼  You Must Detach This Portion of the Proxy Card  ▼
Before Returning it in the Enclosed Envelope

PROXY
OPTION CARE, INC.
This Proxy is Solicited on Behalf of the Board of Directors
For the Annual Meeting of Stockholders to be held May 4, 2007
The undersigned stockholder of Option Care, Inc. hereby appoints Rajat Rai and Joseph Bonaccorsi proxies, with full authority, which may be exercised by either one or both of them, with power of substitution to vote all shares of the common stock of Option Care which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Option Care to be held at the Company’s Corporate Offices, 485 Half Day Road, Suite 300, Buffalo Grove, Illinois, 60089 at 10:00 a.m., local time, on Friday, May 4, 2007 (the “Meeting”), and at any adjournment or postponement thereof as follows:
A.	as directed herein with respect to each of the proposals identified below; and

B.	in their discretion with respect to any other business that may properly come before the Meeting.
By delivery of this proxy, the undersigned stockholder hereby revokes all proxies previously given by the undersigned with respect to the shares of common stock covered hereby.
A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE.